UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014 (July 15, 2014)

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Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2014, Learning Tree International, Inc.’s (the “Company”) wholly owned subsidiary, Learning Tree International USA, Inc. (the “Seller”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) for the sale to 1831 Michael Faraday LLC (the “Purchaser”) of land, improvements, certain other related personal property and appurtenant real property comprising the Seller’s 1831 Michael Faraday Drive, Reston, Virginia property (the “Property”) for an aggregate purchase price of $10.2 million (the “Purchase Price”). Upon entering into the Purchase and Sale Agreement and pursuant to an Escrow Agreement dated July 15, 2014 (the “Escrow Agreement”), the Purchaser made an initial earnest money deposit of $100,000 with a nationally recognized third party escrow agent (the “Escrow Agent”) and will deposit an additional $150,000 of earnest money with the Escrow Agent not later than the completion of a 30-day inspection period (the “Inspection Period”). During the Inspection Period, the Purchaser has the right to terminate the Purchase and Sale Agreement for any or no reason and, upon such termination, is entitled to a full refund of the initial deposit. The remaining Purchase Price will be paid by the Purchaser to the Seller at closing. Subject to satisfaction of customary closing conditions, the closing is expected to occur on the twentieth (20th) day following the date of expiration of the Inspection Period (the “Closing Date”).

In connection with the sale of the Property, the Purchaser agreed to lease back to the Seller, and the Seller agreed to lease from the Purchaser, the entire Property pursuant to the terms of a Deed of Lease (the “Lease”), which will be executed in connection with the closing of the transaction. A summary of the material terms of the Lease to be entered into between the Seller and the Purchaser is as follows:

●	Term: Twelve (12) months commencing on the Closing Date.

●	Renewal Term: Up to two (2) consecutive terms of six (6) months each.

●	Base Rent: $42,500.00 per month, which amount is net of taxes, insurance and operating costs of the Property.

●	Taxes, Insurance and Operating Expenses: Seller, as tenant, will be responsible for all taxes, insurance and operating expenses of the Property during the term of the Lease.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 21, 2014	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President